Exhibit (d)(16) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

SCHEDULE A
TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND
HUNTINGTON ASSET ADVISORS, INC.

Amended and Restated as of May 1, 2008

Fund Name                                                            Compensation                                                Date

Huntington Dividend Capture Fund	Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund's average daily net assets.	June 23, 2006
Huntington International Equity Fund	Annual rate of one percent (1.00%) of the Huntington International Equity Fund's average daily net assets.	June 23, 2006
Huntington Mid Corp America Fund	Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund's average daily net assets.	June 23, 2006
Huntington New Economy Fund	Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund's average daily net assets.	June 23, 2006
Huntington Real Strategies Fund	Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Real Strategies Fund’s average daily net assets	April 30, 2007
Huntington Rotating Markets Fund	Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Fund's average daily net assets.	June 23, 2006
Huntington Situs Fund	Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Situs Fund’s average daily net assets.	June 23, 2006
Huntington Macro 100 Fund	Annual rate of seventy-five hundredths of one percent (0.75% of the Huntington Macro 100 Fund’s average daily net assets.	June 23, 2006
Huntington Technical Opportunities Fund	Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Technical Opportunities Fund’s average daily net assets	May 1, 2008

This Schedule A, amended and restated as of May 1, 2008, is hereby incorporated and made part of the Investment Advisory Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

Witness the due execution hereof this 30th day of June, 2008.

THE HUNTINGTON FUNDS                                                 HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ George M. Polatas                                                      By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                                                       Name:  B. Randolph Bateman
Title:  Vice President                                                                Title:  President